UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

ADMA BIOLOGICS, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-36728	56-2590442
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
465 State Route 17 Ramsey, New Jersey	07446
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2021, the Board of Directors (the “Board”) of ADMA Biologics, Inc., a Delaware corporation (the “Company”), approved and adopted a Rights Agreement, dated as of December 20, 2021 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer and Trust Company, as rights agent. Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.0001, of the Company (each, a “Common Share” and, collectively, the “Common Shares”). The Rights are distributable to stockholders of record as of the close of business on December 30, 2021 (the “Record Date”). One Right also will be issued together with each Common Share issued by the Company after December 30, 2021, but before the Distribution Date (as defined below) (or the earlier redemption or expiration of the Rights) and, in certain circumstances, after the Distribution Date.

Generally, the Rights Agreement works by causing substantial dilution to any person or group that acquires beneficial ownership of ten percent (10%) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. The Rights Agreement also does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary description of the Rights and material terms and conditions of the Rights Agreement. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

The Rights

Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of a newly-designated series of preferred stock, Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (each, a “Series A Preferred Share” and, collectively, the “Series A Preferred Shares”), at an exercise price of $8.00 per one one-thousandth of a Series A Preferred Share, subject to adjustment (the “Exercise Price”). If issued, each one one-thousandth of a Series A Preferred Share would give the stockholder approximately the same dividend, voting and liquidation rights as does one Common Share. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.  A copy of the Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock (the “ Amended and Restated Series A Certificate of Designation”) that the Company intends to file with the Secretary of State of the State of Delaware on December 21, 2021 to designate the Series A Preferred Shares is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Initial Exercisability

Initially, the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Shares. Until the Rights separate from the Common Shares and become exercisable (or the earlier redemption or expiration of the Rights), the Rights will be evidenced by Common Share certificates, Rights relating to any uncertificated Common Shares that are registered in book entry form will be represented by a notation in book entry on the records of the Company, and the surrender for transfer of any Common Shares will also constitute the transfer of the associated Rights.

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following the earlier to occur of the tenth (10th) business day (or such later date as may be determined by the Board) after (i) the day on which a public announcement or filing with the Securities and Exchange Commission (the “SEC”) is made indicating that a person has become an Acquiring Person (as defined below) or that discloses information that reveals the existence of an Acquiring Person (the “Shares Acquisition Date”), or (ii) the commencement by any person (other than certain exempted persons) of, or the first public announcement of the intent of any person (other than certain exempted persons) to commence, a tender or exchange offer by or on behalf of a person, the successful consummation of which would result in any person (other than certain exempted persons) becoming an Acquiring Person, irrespective of whether any shares are actually purchased or exchanged pursuant to such offer (the earlier of these dates is called the “Distribution Date”).

After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying Common Shares unless and until the Board has determined to effect an exchange pursuant to the Rights Agreement (as described below).

Acquiring Person

Under the Rights Agreement, an Acquiring Person is any person who or that, together with all Affiliates and Associates (as defined in the Rights Agreement) of such person, from and after the first public announcement by the Company of the adoption of the Rights Agreement, is or becomes the beneficial owner of ten percent (10%) or more of the Common Shares outstanding, subject to various exceptions. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person organized, appointed, or established to hold Common Shares pursuant to any employee benefit plan of the Company or for the purpose of funding any such plan.

The Rights Agreement also provides that the following persons shall not be deemed an Acquiring Person thereunder: (i) any person who becomes the beneficial owner of ten percent (10%) or more of the shares of Common Stock of the Company then outstanding solely as a result of the initial grant or vesting of any options, warrants, rights or similar interests (including restricted shares and restricted stock units) by the Company to its directors, officers and employees pursuant to any employee benefit or stock ownership plan of the Company, or the acquisition of shares of Common Stock of the Company upon the exercise or conversion of any such securities so granted; (ii) any person who as the result of an acquisition of shares of Common Stock by the Company (or any subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan) that, by reducing the number of shares of Common Stock of the Company outstanding, increases the proportionate number of shares of Common Stock of the Company beneficially owned by such person to ten percent (10%) or more of the Common Shares then outstanding; (iii) any person who or that became the beneficial owner of ten percent (10%) or more of the Common Shares then outstanding as a result of the acquisition of Common Shares directly from the Company; or (iv) any person who or that would otherwise be an Acquiring Person who or that the Board determines had become such inadvertently (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such person to be an “Acquiring Person,” or (B) such person was aware of the extent of its beneficial ownership of Common Shares but had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and who or that thereafter within five (5) business days of being requested by the Company, reduces such person’s beneficial ownership to less than ten percent (10%) of the Common Shares then outstanding.

“Grandfathering” of Existing Holders

The Rights Agreement also provides that any person who beneficially owned ten percent (10%) or more of the Common Shares immediately prior to the first public announcement by the Company of the adoption of the Rights Agreement (each a “Grandfathered Person”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless and until a Grandfathered Person becomes the beneficial owner of one or more additional Common Shares after the first public announcement by the Company of the adoption of the Rights Agreement (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares, pursuant to a split, reclassification or subdivision of the outstanding Common Shares or pursuant to the acquisition of beneficial ownership of Common Shares upon the vesting or exercise of any option, warrants or other rights, or upon the initial grant or vesting of restricted stock, granted or issued by the Company to its directors, officers and employees, pursuant to a compensation or benefits plan or arrangement adopted by the Board). However, if upon acquiring beneficial ownership of one or more additional Common Shares at any time after the first public announcement by the Company of the adoption of the Rights Agreement, the Grandfathered Person does not, at such time, beneficially own ten percent (10%) or more of the Common Shares then outstanding, the Grandfathered Person will not be treated as an “Acquiring Person” for purposes of the Rights Agreement.

Flip-In Trigger

If a person becomes an Acquiring Person, then, following the occurrence of the Distribution Date and subject to the terms, provisions and conditions of the Rights Agreement, each Right will entitle the holder thereof to purchase from the Company, upon payment of the Exercise Price, in lieu of a number of one one-thousandths of a Series A Preferred Share, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will become null and void and nontransferable.

Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of ten percent (10%) or more of the Common Shares, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company, or (iii) the Company sells or transfers more than fifty percent (50%) of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, upon payment of the Exercise Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

At any time until the close of business on the tenth (10th) business day after the Shares Acquisition Date (or, if the tenth (10th) business day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date), or thereafter under certain circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The Redemption Price may be paid in cash, Common Shares or other forms of consideration, as determined by the Board, in the exercise of its sole discretion. The redemption of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

Exchange of the Rights

At any time after any person (other than certain exempted persons and Grandfathered Persons) becomes an Acquiring Person, and prior to the acquisition by any person of beneficial ownership of fifty percent (50%) or more of the Common Shares, the Board may, at its option, cause the Company to exchange all or part of the then outstanding and exercisable Rights (other than Rights held by the Acquiring Person or any Affiliate or Associate thereof, which would have become null and void and nontransferable in accordance with the terms of the Rights Agreement), in whole or in part, for Common Shares at an exchange ratio (subject to adjustment) of one Common Share for each Right.

In any exchange of the Rights pursuant to the Rights Agreement, the Company, at its option, may, and to the extent there are an insufficient number of authorized Common Shares not reserved for any other purpose to exchange for all of the outstanding Rights, shall, substitute preferred stock or other securities of the Company for some or all of the Common Shares exchangeable for Rights such that the aggregate value received by a holder of Rights in exchange for each Right is substantially the same value as one Common Share. The exchange of the Rights by the Board may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole discretion may establish. Immediately upon the action of the Board authorizing the exchange of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Common Shares or other consideration issuable in connection with the exchange.

Expiration of the Rights

The Rights and the Rights Agreement will expire upon the earliest to occur of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, and (iii) the close of business on June 15, 2022.

Amendment of Rights Agreement

Except as otherwise provided in the Rights Agreement, the Company, by action of the Board, may from time to time, in its sole and absolute discretion, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity in the Rights Agreement, (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provisions contained therein, (iii) shorten or lengthen any time period in the Rights Agreement, or (iv) otherwise change, amend, or supplement any provisions in the Rights Agreement in any manner that the Company may deem necessary or desirable; provided, however, that from and after such time as any person becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to the Rights Agreement) as such or cause the Rights Agreement to become amendable other than in accordance with the terms of the Rights Agreement. Without limiting the foregoing, the Company, by action of the Board, may at any time before any person becomes an Acquiring Person amend the Rights Agreement to make the provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

Rights of Holders

Until a Right is exercised, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Series A Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Series A Preferred Shares or Common Shares.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least one percent (1%) of the Exercise Price. No fractional Series A Preferred Shares will be issued other than fractions that are integral multiples of one one-thousandth of a share and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series A Preferred Shares.

Tax Consequences

The adoption of the Rights Agreement and the subsequent distribution of the Rights to stockholders should not be a taxable event for the Company or its stockholders under presently existing U.S. federal income tax laws. However, if the Rights become exercisable or if the Rights are redeemed, stockholders may recognize taxable income, depending on the circumstances then existing.

Accounting Treatment

The distribution of the Rights as a dividend to the Company’s stockholders is not expected to have any financial accounting or reporting impact. The fair value of the Rights is expected to be zero when they are distributed because the Rights will be “out of the money” when distributed and no value should be attributable to them. Additionally, the Rights do not meet the definition of a liability under generally accepted accounting principles in the United States and are therefore not accounted for as a long-term obligation.

Authority of the Board

When evaluating decisions relating to the redemption of the Rights or any amendment to the Rights Agreement to delay or prevent the Rights from detaching and becoming exercisable as a result of a particular transaction, pursuant to the Rights Agreement, the Board, or any future board of directors, would not be subject to restrictions such as those commonly known as “dead-hand,” “slow-hand,” “no-hand,” or similar provisions.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of ten percent (10%) or more of the issued and outstanding Common Shares (which includes for this purpose stock referenced in derivative transactions and securities) without the approval of the Board.

SEC Registration

Since the Rights are not exercisable immediately, registration with the SEC of the Series A Preferred Shares issuable upon exercise of the Rights is not required until the Rights become exercisable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 above, on December 20, 2021, the Board approved the Amended and Restated Series A Certificate of Designation. The Amended and Restated Series A Certificate of Designation sets forth the rights, powers and preferences of the Series A Preferred Shares. The Company intends to file the Series A Certificate of Designation with the Secretary of State of the State of Delaware on December 20, 2021.

The summary of the rights, powers and preferences of the Series A Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Amended and Restated Series A Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 21, 2021, the Company issued a press release announcing that the Board had approved and adopted the Rights Agreement and declared the dividend of the Rights. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock of ADMA Biologics, Inc.
4.1	Rights Agreement, dated as of December 20, 2021, by and between ADMA Biologics, Inc. and Continental Stock Transfer and Trust Company, as rights agent
99.1	Press release of ADMA Biologics, Inc. issued December 21, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMA BIOLOGICS, INC.

Date: December 21, 2021	By:	/s/ Adam S. Grossman
Adam S. Grossman
President and Chief Executive Officer